                                    Exhibit 99.1

Contact
Black Box Corporation
David J. Russo
Senior Vice President, Chief Financial Officer and Treasurer
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS SECOND QUARTER OF FISCAL 2018 RESULTS

PITTSBURGH, PENNSYLVANIA, October 31, 2017 - Black Box Corporation (NASDAQ:BBOX), a leading digital solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure, today reported results for the second quarter of Fiscal 2018 and six-month period ended September 30, 2017. Items marked with an asterisk are non-GAAP financial measures.

2Q18 Results

•	Revenues were $194.2 million, down 11% from $218.7 million for the same period last year and up 1% from $191.6 million in the prior quarter.

•	Gross profit margin was 29.1%, up 4.2% from 24.9% for the same period last year. This increase was due principally to favorable cost underruns on several projects and improved product management.

•	Loss before income taxes was $9.0 million, compared to $7.6 million for the same period last year and $14.2 million in the prior quarter.

•
Provision for income taxes was $2.4 million, compared to a benefit from income taxes of $1.5 million for the same period last year and compared to a benefit from income taxes of $4.5 million in the prior quarter. Included in the current quarter tax provision is a $5.2 million valuation allowance on foreign tax credits and state and foreign net operating losses.

•	Net loss was $11.4 million, compared to $6.1 million for the same period last year and $9.7 million in the prior quarter.

•	Diluted loss per share was $0.75, compared to $0.40 for the same period last year and $0.65 in the prior quarter.

•	Operating net loss* was $3.4 million, compared to operating net income* of $4.7 million for the same period last year and compared to operating net loss* of $5.0 million in the prior quarter.

•	Operating EPS* was $(0.23), compared to $0.31 for the same period last year and $(0.33) in the prior quarter.

•	Cash flow provided by operating activities was $0.6 million, compared to $4.8 million for the same period last year and compared to a cash flow usage of $16.3 million in the prior quarter.
2QYTD18 Results

•	Revenues were $385.8 million, down 12% from $437.2 million for the same period last year.

•	Loss before income taxes was $23.2 million, compared to $5.8 million for the same period last year.

                                    Exhibit 99.1

•	Benefit from income taxes was $2.1 million, compared to a provision for income taxes of $0.8 million for the same period last year.

•	Net loss was $21.1 million, compared to $6.6 million for the same period last year.

•	Diluted loss per share was $1.40, compared to $0.44 for the same period last year.

•	Operating net loss* was $8.4 million, compared to operating net income of $6.8 million for the same period last year.

•	Operating EPS* was $(0.56), compared to $0.45 for the same period last year.

•	Cash flow used in operating activities was $15.6 million, compared to cash flow provided by operating activities of $15.7 million for the same period last year.
* See the information under the caption "Non-GAAP Financial Measures" below for a discussion regarding the usefulness of the non-GAAP financial measures contained in this release, definitions of those non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures.
CEO Comment

E.C. Sykes, President and CEO of Black Box said, "I am pleased that we were able to meet and in certain areas beat the expectations we set out on our last earnings call coming off of a very tough first quarter. Our teams did not allow those distractions to prevent them from continuing on our transformational path.” Mr. Sykes continued, “I am encouraged by the energy and enthusiasm we are seeing in our new strategy embracing the Intelligent Digital Edge. While we have more work to do, it is clear to me that we have the foundation of a winning plan.”

Earnings Conference Call

The Company will conduct a conference call beginning at 5:00 p.m. Eastern Time today, October 31, 2017. E.C. Sykes, President and Chief Executive Officer, will host the call. To listen only to the live webcast, access the event at http://investor.blackbox.com/events.cfm. To participate in the teleconference, dial 877-303-3145 (USA) or 253-237-1194 (International) approximately 15 minutes prior to the starting time and ask to be connected to conference 3197509. A replay of the audio webcast will be available at http://investor.blackbox.com/events.cfm for a limited period of time.
About Black Box
Black Box is a leading digital solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and 3,351 team members. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.

                                    Exhibit 99.1

Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include, among others, levels of business activity and operating expenses, liquidity, expenses relating to compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing, benefits and costs of restructuring programs and other initiatives, such as our enterprise resource planning system initiatives, successful marketing of the Company's product and services offerings, successful implementation of the Company's integration initiatives, successful implementation of the Company's government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and our quarterly reports on Form 10-Q for Fiscal 2018. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In millions and may not foot due to rounding	September 30, 2017	March 31, 2017
Assets
Cash and cash equivalents	$30.5	$14.2
Accounts receivable, net	124.4	128.5
Inventories, net	26.8	25.4
Costs/estimated earnings in excess of billings on uncompleted contracts	72.6	71.9
Assets held for sale	2.1	—
Other assets	31.0	28.5
Total current assets	287.3	268.6
Property, plant and equipment, net	25.1	29.1
Intangibles, net	63.1	68.8
Deferred tax asset	55.5	53.5
Other assets	8.2	7.0
Total assets	$439.2	$427.1
Liabilities
Accounts payable	$71.4	$69.9
Accrued compensation and benefits	17.4	21.6
Deferred revenue	28.3	31.6
Billings in excess of costs/estimated earnings on uncompleted contracts	13.6	16.5
Short-term debt	5.8	1.0
Other liabilities	35.4	37.0
Total current liabilities	171.9	177.5
Long-term debt	123.4	88.8
Other liabilities	16.8	19.2
Total liabilities	$312.1	$285.5
Stockholders’ equity
Common stock	$—	$—
Additional paid-in capital	509.7	506.4
Retained earnings	43.3	66.2
Accumulated other comprehensive income (loss)	(9.9)	(15.5)
Treasury stock, at cost	(416.0)	(415.6)
Total stockholders’ equity	$127.1	$141.6
Total liabilities and stockholders’ equity	$439.2	$427.1

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts and may not foot due to rounding	2Q18	1Q18	2Q17	2QYTD18	2QYTD17
Revenues
Products	$37.2	$32.9	$42.3	$70.1	$82.1
Services	156.9	158.8	176.5	315.7	355.1
Total	194.2	191.6	218.7	385.8	437.2
Cost of sales
Products	21.2	19.0	27.2	40.2	50.1
Services	116.5	120.0	137.1	236.5	265.0
Total	137.7	139.0	164.3	276.7	315.1
Gross profit	56.5	52.6	54.4	109.1	122.1
Selling, general & administrative expenses	60.3	63.3	58.1	123.6	120.6
Asset impairments	1.4	—	0.5	1.4	0.5
Intangibles amortization	2.1	2.2	2.3	4.3	4.8
Operating income (loss)	(7.4)	(12.9)	(6.5)	(20.3)	(3.8)
Interest expense, net	1.8	1.2	1.1	3.0	2.3
Other expenses (income), net	(0.2)	0.1	—	(0.1)	(0.3)
Income (loss) before provision for income taxes	(9.0)	(14.2)	(7.6)	(23.2)	(5.8)
Provision (benefit) for income taxes	2.4	(4.5)	(1.5)	(2.1)	0.8
Net income (loss)	$(11.4)	$(9.7)	$(6.1)	$(21.1)	$(6.6)
Earnings (loss) per common share
Basic	$(0.75)	$(0.65)	$(0.40)	$(1.40)	$(0.44)
Diluted	$(0.75)	$(0.65)	$(0.40)	$(1.40)	$(0.44)
Weighted-average common shares outstanding
Basic	15.1	15.0	15.1	15.1	15.1
Diluted	15.1	15.0	15.1	15.1	15.1
Dividends per share	$—	$0.12	$0.12	$0.12	$0.24

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In millions and may not foot due to rounding	2Q18	1Q18	2Q17	2QYTD18	2QYTD17
Operating Activities
Net income (loss)	$(11.4)	$(9.7)	$(6.1)	$(21.1)	$(6.6)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Intangibles amortization	2.1	2.2	2.3	4.3	4.8
Depreciation	2.4	2.3	2.4	4.8	4.6
Loss (gain) on sale of property	0.1	(0.1)	—	—	(1.2)
Deferred taxes	2.8	(4.6)	(0.8)	(1.8)	2.1
Stock compensation expense	1.0	2.2	0.9	3.2	3.2
Asset impairment loss	1.4	—	0.5	1.4	0.5
Provision for obsolete inventory	0.1	0.1	9.4	0.3	9.7
Provision for (recovery of) doubtful accounts	0.4	0.2	0.1	0.5	0.3
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable	(10.1)	15.2	(12.2)	5.2	(7.6)
Inventories	(1.1)	0.2	4.5	(1.0)	6.8
Costs/estimated earnings in excess of billings on uncompleted contracts	3.2	(3.5)	(1.6)	(0.3)	(5.1)
All other assets	(2.3)	1.3	0.9	(1.0)	(0.3)
Accounts payable	9.1	(7.2)	4.4	1.9	4.9
Billings in excess of costs/estimated earnings on uncompleted contracts	0.7	(3.6)	1.1	(2.9)	2.0
All other liabilities	2.1	(11.2)	(1.1)	(9.1)	(2.3)
Net cash provided by (used for) operating activities	$0.6	$(16.3)	$4.8	$(15.6)	$15.7
Investing Activities
Capital expenditures	$(1.6)	$(1.1)	$(1.8)	$(2.7)	$(3.9)
Capital disposals	0.1	—	—	0.1	1.4
Net cash provided by (used for) investing activities	$(1.5)	$(1.1)	$(1.8)	$(2.6)	$(2.5)
Financing Activities
Proceeds (repayments) from long-term debt	$24.4	$10.2	$(13.1)	$34.6	$(17.9)
Proceeds (repayments) from short-term debt	—	4.9	5.8	5.0	1.6
Deferred financing costs	(0.6)	—	—	(0.6)	(1.0)
Purchase of treasury stock	—	(0.4)	—	(0.4)	(0.5)
Payment of dividends	(1.8)	(1.8)	(1.8)	(3.6)	(3.5)
Increase (decrease) in cash overdrafts	(0.1)	(1.0)	0.3	(1.1)	0.4
Net cash provided by (used for) financing activities	$21.8	$12.0	$(8.8)	$33.8	$(20.9)
Foreign currency exchange impact on cash	$(0.9)	$1.6	$0.6	$0.7	$0.3
Increase/(decrease) in cash and cash equivalents	$20.0	$(3.8)	$(5.2)	$16.2	$(7.4)
Cash and cash equivalents at beginning of period	10.5	14.2	21.4	14.2	23.5
Cash and cash equivalents at end of period	$30.5	$10.5	$16.1	$30.5	$16.1

                                    Exhibit 99.1

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles ("GAAP"), the Company provides non-GAAP financial measures such as operating income before provision for income taxes ("EBIT"), operating net income or operating net loss, operating earnings per share ("EPS"), revenues excluding foreign currency, adjusted operating income, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Operating EBITDA and free cash flow to illustrate the Company's operational performance. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly-titled measures of the Company's competitors due to potential differences in the exact method of calculation. However, each of the amounts included in the calculation of non-GAAP financial measures are computed in accordance with GAAP. See below for reconciliations to the most directly comparable GAAP financial measures.
Management uses these non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources and (d) to measure operational profitability. Management uses similar non-GAAP measures as an important factor in determining variable compensation for Management and its team members.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Operating EBIT, operating net income and operating EPS
Management believes that operating EBIT, defined by the Company as net income (loss) plus provision (benefit) for income taxes and adjustments, operating net income, defined by the Company as operating EBIT less operational income taxes, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, which is a non-cash charge, and restructuring expense and gains/losses on sales of facilities, each of which are cash charges.
A reconciliation of Net income (loss) to operating EBIT and Operating net income (loss) is presented below:

In millions and may not foot due to rounding	2Q18	1Q18	2Q17	2QYTD18	2QYTD17
Net income (loss)	$(11.4)	$(9.7)	$(6.1)	$(21.1)	$(6.6)
Provision (benefit) for income taxes	2.4	(4.5)	(1.5)	(2.1)	0.8
Effective tax rate	(27.1)%	31.6%	20.0%	8.9%	(14.0)%
Income (loss) before provision for income taxes	$(9.0)	$(14.2)	$(7.6)	$(23.2)	$(5.8)

Adjustments
Intangibles amortization	$2.1	$2.2	$2.3	$4.3	$4.8
Restructuring expense	0.1	4.3	2.9	4.5	2.9
Inventory impairment loss	—	—	9.1	—	9.1
Loss (gain) on sale of facility	—	—	—	—	(1.2)
Asset impairment loss	1.4	—	0.5	1.4	0.5
Total pre-tax adjustments	$3.7	$6.6	$14.9	$10.2	$16.2

Operating EBIT	$(5.3)	$(7.7)	$7.3	$(13.0)	$10.4
Operational effective tax rate	35.0%	35.0%	35.0%	35.0%	35.0%
Operational income taxes (1)	(1.9)	(2.7)	2.6	(4.5)	3.6
Operating net income (loss)	$(3.4)	$(5.0)	$4.7	$(8.4)	$6.8
(1) The effective tax rate used to determine operational income taxes is based on the Company's projected full-year ordinary income tax expense and the projected full-year impact of certain discreet tax items.

                                    Exhibit 99.1

A reconciliation of Diluted earnings (loss) per share to operating EPS is presented below:

	2Q18	1Q18	2Q17	2QYTD18	2QYTD17
Diluted EPS	$(0.75)	$(0.65)	$(0.40)	$(1.40)	$(0.44)
EPS impact *	0.53	0.32	0.71	0.85	0.88
Operating EPS	$(0.23)	$(0.33)	$0.31	$(0.56)	$0.45
* EPS impact is the result of excluding the provision for income taxes and the adjustments and utilizing an operational effective tax rate.
Revenues excluding foreign currency
Management is presented with and reviews revenues which exclude foreign currency and enable an investor to assess, in the way Management assesses, revenues from its core operations.
Information on quarterly revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	2Q18	2Q17	% Change
Revenues	$194.2	$218.7	(11)%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	(0.1)	—
Foreign currency impact - International Products	(0.8)	—
Foreign currency impact - International Services	(0.1)	—
Revenues (excluding foreign currency)	$193.2	$218.7	(12)%
Information on quarterly revenues excluding foreign currency compared to the sequential quarter is presented below:

In millions and may not foot due to rounding	2Q18	1Q18	% Change
Revenues	$194.2	$191.6	1%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	(0.1)	—
Foreign currency impact - International Products	(1.1)	—
Foreign currency impact - International Services	(0.2)	—
Revenues (excluding foreign currency)	$192.8	$191.6	1%
Information on year-to-date revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	2QYTD18	2QYTD17	% Change
Revenues	$385.8	$437.2	(12)%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	—	—
Foreign currency impact - International Products	(0.3)	—
Foreign currency impact - International Services	0.4	—
Revenues (excluding foreign currency)	$385.9	$437.2	(12)%

                                    Exhibit 99.1

Segment Information
Management is presented with and reviews Revenues, Gross profit, Operating income (loss) and Adjusted operating income by segment. Management believes that Adjusted operating income, defined by the Company as Operating income (loss) plus adjustments, provides investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, which is a non-cash charge, and restructuring expense and gains/losses on sales of facilities, each of which are cash charges.
A reconciliation of Operating income (loss) to Adjusted operating income (by segment) is presented below:

	2Q18		1Q18		2Q17		2QYTD18		2QYTD17
In millions and may not foot due to rounding	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues
North America Products	$19.9		$17.3		$21.0		$37.1		$40.0
International Products	17.4		15.6		21.3		33.0		42.1
Products	$37.2		$32.9		$42.3		$70.1		$82.1
North America Services	$148.5		$152.6		$169.8		$301.2		$341.5
International Services	8.4		6.1		6.7		14.5		13.6
Services	$156.9		$158.8		$176.5		$315.7		$355.1
Total	$194.2		$191.6		$218.7		$385.8		$437.2
Gross profit
North America Products	$9.1	46.1%	$7.8	45.1%	$6.5	31.2%	$16.9	45.6%	$15.5	38.6%
International Products	6.9	39.9%	6.1	38.9%	8.5	40.0%	13.0	39.4%	16.5	39.3%
Products	$16.1	43.2%	$13.9	42.1%	$15.1	35.6%	$29.9	42.7%	$32.0	39.0%
North America Services	$38.5	25.9%	$37.5	24.6%	$38.0	22.4%	$76.1	25.3%	$87.1	25.5%
International Services	1.9	22.4%	1.2	19.8%	1.4	21.5%	3.1	21.3%	3.0	22.1%
Services	$40.4	25.8%	$38.7	24.4%	$39.4	22.3%	$79.2	25.1%	$90.1	25.4%
Total	$56.5	29.1%	$52.6	27.4%	$54.4	24.9%	$109.1	28.3%	$122.1	27.9%
Operating income (loss)
North America Products	$1.8	9.3%	$(1.5)	(8.5)%	$(0.7)	(3.6)%	$0.4	1.0%	$0.2	0.5%
International Products	(0.4)	(2.1)%	(3.7)	(23.9)%	0.1	0.3%	(4.1)	(12.4)%	0.4	0.9%
Products	$1.5	4.0%	$(5.2)	(15.9)%	$(0.7)	(1.6)%	$(3.7)	(5.3)%	$0.6	0.7%
North America Services	$(7.2)	(4.8)%	$(7.4)	(4.8)%	$(6.1)	(3.6)%	$(14.5)	(4.8)%	$(5.0)	(1.5)%
International Services	(1.7)	(20.1)%	(0.3)	(5.3)%	0.3	3.8%	(2.0)	(13.8)%	0.6	4.1%
Services	$(8.9)	(5.6)%	$(7.7)	(4.8)%	$(5.9)	(3.3)%	$(16.5)	(5.2)%	$(4.4)	(1.2)%
Total	$(7.4)	(3.8)%	$(12.9)	(6.7)%	$(6.5)	(3.0)%	$(20.3)	(5.3)%	$(3.8)	(0.9)%
Adjustments
North America Products	$(0.7)		$1.3		$2.9		$0.6		$2.9
International Products	(0.9)		1.8		0.8		0.9		0.9
Products	$(1.6)		$3.1		$3.7		$1.5		$3.8
North America Services	$4.1		$3.4		$11.2		$7.5		$12.3
International Services	1.2		—		—		1.2		—
Services	$5.3		$3.4		$11.2		$8.7		$12.4
Total	$3.7		$6.6		$14.9		$10.2		$16.2
Adjusted operating income
North America Products	$1.2	6.0%	$(0.2)	(1.0)%	$2.2	10.4%	$1.0	2.8%	$3.1	7.8%
International Products	(1.3)	(7.5)%	(1.9)	(12.3)%	0.9	4.0%	(3.2)	(9.8)%	1.3	3.1%
Products	$(0.1)	(0.3)%	$(2.1)	(6.3)%	$3.0	7.2%	$(2.2)	(3.1)%	$4.4	5.4%
North America Services	$(3.1)	(2.1)%	$(4.0)	(2.6)%	$5.1	3.0%	$(7.0)	(2.3)%	$7.4	2.2%
International Services	(0.5)	(6.0)%	(0.3)	(4.9)%	0.3	4.1%	(0.8)	(5.5)%	0.6	4.2%
Services	$(3.6)	(2.3)%	$(4.3)	(2.7)%	$5.3	3.0%	$(7.8)	(2.5)%	$7.9	2.2%
Total	$(3.7)	(1.9)%	$(6.3)	(3.3)%	$8.4	3.8%	$(10.0)	(2.6)%	$12.4	2.8%

                                    Exhibit 99.1

EBITDA and Operating EBITDA
Management believes that EBITDA, defined as Net income (loss) plus provision (benefit) for income taxes, interest, depreciation and amortization, is a widely-accepted measure of profitability that may be used to measure the Company's ability to service its debt. Operating EBITDA, defined as EBITDA plus stock compensation expense, accounts receivable impairment loss, inventory impairment loss, and asset impairment loss (consisting of fixed assets, indefinite-lived intangible assets and goodwill) may also be used to measure the Company's ability to service its debt.
A reconciliation of Net income (loss) to EBITDA and Operating EBITDA is presented below:

In millions and may not foot due to rounding	2Q18	1Q18	2Q17	2QYTD18	2QYTD17
Net income (loss)	$(11.4)	$(9.7)	$(6.1)	$(21.1)	$(6.6)
Provision (benefit) for income taxes	2.4	(4.5)	(1.5)	(2.1)	0.8
Interest expense, net	1.8	1.2	1.1	3.0	2.3
Intangibles amortization	2.1	2.2	2.3	4.3	4.8
Depreciation	2.4	2.3	2.4	4.8	4.6
EBITDA	$(2.6)	$(8.5)	$(1.9)	$(11.1)	$5.8
Stock compensation expense	1.0	2.2	0.9	3.2	3.2
Inventory impairment loss	—	—	9.1	—	9.1
Asset impairment loss	1.4	—	0.5	1.4	0.5
Operating EBITDA	$(0.2)	$(6.3)	$8.7	$(6.4)	$18.7
Pursuant to the First Amendment to its Credit Agreement (the "Credit Agreement"), the Company was required to maintain a minimum trailing twelve month Adjusted EBITDA (as defined in the Credit Agreement) of $17.0 million at the end of the second quarter of Fiscal 2018. Actual trailing twelve month Adjusted EBITDA for the period was $24.3 million, or $7.3 million higher than the required minimum. The Adjusted EBITDA definition in the Credit Agreement incorporates Operating EBITDA and adds back ERP implementation costs and certain other charges.

Free cash flow

Management believes that free cash flow, defined by the Company as Net cash provided by (used for) operating activities less net capital expenditures, plus or minus Foreign currency exchange impact on cash, plus Proceeds from stock option exercises, is an important measurement of liquidity as it represents the total cash available to the Company.
A reconciliation of Net cash provided by (used for) operating activities to free cash flow is presented below:

In millions and may not foot due to rounding	2Q18	1Q18	2Q17	2QYTD18	2QYTD17
Net cash provided by (used for) operating activities	$0.6	$(16.3)	$4.8	$(15.6)	$15.7
Net capital expenditures	(1.5)	(1.1)	(1.8)	(2.6)	(2.5)
Foreign currency exchange impact on cash	(0.9)	1.6	0.6	0.7	0.3
Free cash flow before stock option exercises	$(1.8)	$(15.8)	$3.6	$(17.6)	$13.5
Proceeds from the exercise of stock options	—	—	—	—	—
Free cash flow	$(1.8)	$(15.8)	$3.6	$(17.6)	$13.5

                                    Exhibit 99.1

Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below:

Dollars in millions	2Q18	1Q18	2Q17
Days sales outstanding	51 days	48 days	56 days
Aggregate days sales outstanding	83 days	79 days	80 days
Inventory turns	30.4x	26.5x	22.6x
Six-month order backlog	$170.4	$151.7	$183.7
Total backlog	$353.1	$283.4	$342.6
Headcount	3,351	3,398	3,476
Net debt*	$98.7	$93.2	$86.9
* Net debt is defined by the Company as Short-term debt and Long-term debt less Cash and cash equivalents.